Exhibit 99.1


                               SHAREHOLDER LETTER

To Our Shareholders:

Nineteen ninety-nine was a strategically important year for our company. We solidified our first-mover advantage and became the only vendor to seamlessly integrate front-end cash management capabilities with a real-time, back-end payments infrastructure to provide customers with a global, end-to-end solution. With the completion of two acquisitions, we ended the year with the largest base of corporate cash management clients in the United States, thus augmenting our position as the number one e-payments vendor. Going forward, we have significant opportunities to cross-sell our solutions among both cash management and payments customers, to expand our reach geographically and to move up-market to serve the top tier of banks globally.

Our 1999 revenues grew 37% over 1998 despite the impact on second-half revenues from the Y2K-related purchasing slowdown. Throughout the Y2K transition, we continued to invest aggressively in software development, sales and marketing to build the foundation for future growth. Although our adjusted net income per diluted share declined to $0.17 compared with $0.50 per share in 1998, we ended the year extremely well positioned to capitalize on the myriad opportunities afforded by trends we see developing in the financial services industry.


                 NEW ECONOMY CHALLENGES TO THE BANKING INDUSTRY

As business moves to the Internet, more companies are expanding their operations, trade and finance activities internationally, which necessitates numerous and complex banking relationships. In turn, competitive forces are causing corporations to demand more real-time financial services and the infrastructure to support real-time processing from their banks. Our strategy is "bank-centric." We aim to become the technology partner of banks to help them provide real-time, straight-through-processing solutions and value-added customer services to corporations that will protect the banks from being marginalized by third party organizations.


                      SOLUTIONS TO MEET THE CHANGING MARKET

The Internet affords the banking industry unprecedented opportunities to offer new products and services, reach a broader range of customers, market its services globally and provide better customer service. Our e-banking, e-payment and e-commerce solutions enable our bank customers to offer their corporate clients a variety of value-added services that help provide differentiation and competitive advantage.

As a result of our aggressive spending on software development efforts, we now have the most robust solutions on the market. Our seamlessly integrated end-to-end solutions are available on both NT and Unix platforms with a completely open architecture. We believe this research and development


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investment will prove to be a strong competitive advantage in the future because some of our competitors have not moved as aggressively toward new technology.


                     MOVING TOWARD A SERVICE BUSINESS MARKET

Our acquisition of Biveroni Batschelet Partners AG (BBP) in June 1999 was also strategic to our future growth. BBP is a service business that connects all the payment systems in Switzerland and enables the Swiss stock exchange to settle transactions in real time. As a service business with a pricing model based on transaction fees, BBP affords us valuable experience with this type of business model. In addition, it provides opportunity to incubate a structure that we believe will provide the foundation for a payment infrastructure to support B2B e-commerce transactions on a global basis. We have already begun to extend BBP's reach to several countries in Europe, and this operation is experiencing rapid growth.


                          NEW GOALS FOR THE MILLENNIUM

Our goals for the future include continuing our successful efforts to move up-market to further penetrate the top 100 global banks while retaining our leading position in our traditionally served markets. We also plan to expand our geographic reach, with particular emphasis on developing opportunities in the Asia-Pacific region and in China.

We are working on a variety of new products and solutions, including a mobile banking solution that will enable banks to provide the advantages of wireless Internet access to their customers. We also intend to continue to build our e-commerce capabilities on top of our existing solutions and will continue to investigate opportunities to provide e-commerce related services on an outsource basis.


                         EXCELLENT FINANCIAL FLEXIBILITY

Due to a secondary offering in April 30, 1999, we ended the year with a very strong balance sheet. At year end we had cash and cash equivalents and marketable securities of $83 million and working capital of $90 million. This provides ample financial flexibility to fund our future growth.

As we look to the future, we see enormous growth opportunities in helping banks move away from their traditional batch-oriented mainframe systems in order to become a catalyst for the growth of global business-to-business e-commerce. We intend to continue our bank-centric approach and partner with our customers to provide the financial transaction infrastructure for the next century.


Sincerely,


Reuven Ben-Menachem
Chairman, CEO and Founder



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                FUNDTECH: END -TO-END REAL-TIME BANKING SOLUTIONS


             COMMERCE IN THE ELECTRONIC ERA IS ALL ABOUT THE SPEED,
               QUALITY AND SECURITY WITH WHICH TRANSACTIONS FLOW.

ELECTRONIC PAYMENTS: Fundtech has been focusing on these principles since our inception. Our goal is to offer e-payment solutions to our financial institution clients that will allow their transactions to flow straight through, from point of initiation to payment and settlement, all securely and in real time. We are among the leaders in the wholesale e-payments market with our global e-payments, U.S. e-payments, Continuous Linked Settlement (CLS) and account reconciliation solutions.


               WITH OUR E-PAYMENT SOLUTIONS, OUR CUSTOMERS PROCESS
                         OVER $3.1 TRILLION EVERY WEEK.

ELECTRONIC BANKING: Our e-banking solutions take the notion of real-time straight-through payments a step further by extending transaction capabilities to the financial institution's corporate clients. We accomplish this by providing robust solutions that connect the corporate user to the bank's back-office systems. We are staying on the cutting edge of the e-banking market by developing an Internet banking architecture that can easily be extended to deliver services through mobile devices, personal organizers and more.


                WITHOUR E-BANKING SOLUTIONS, WE ENABLE ELECTRONIC
                   CONNECTIONS TO OVER 110,000 CORPORATIONS.

ELECTRONIC COMMERCE: By bringing our e-payments and e-banking solutions together on a single platform, Fundtech gives our financial institution clients the infrastructure they need to support the explosive growth of e-commerce. Our ability to provide an integrated e-payments and e-banking solution makes Fundtech unique in the world of e-commerce. In addition, through our subsidiary Biveroni Batschelet Partners AG, we have developed an e-commerce solution that provides Swiss banks with an interface to PayNet, Europe's first complete e-commerce infrastructure.


  WITH OUR E-COMMERCE SOLUTIONS, WE CREATE NEW REVENUE STREAMS FOR OUR CLIENTS.


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                               PEOPLE AT FUNDTECH

                               FUNDTECH LEADERSHIP


                               Executive Management

Reuven Ben-Menachem
Chairman, Chief Executive Officer and Founder

Joseph P. Mazzetti
Executive Vice President, Sales

Paul J. Citarella
Executive Vice President, Marketing

Michael Carus
Executive Vice President, Chief Operating Officer and Chief Financial Officer

Gil Gadot
Executive Vice President and Chief Technology Officer

J. Edmund Orr III
Executive Vice President and General Manager Electronic Banking



                               Board of Directors
                               ------------------

Reuven Ben-Menachem...............Chairman, Chief Executive Officer and Founder
Rimon Ben-Shaoul.....................................Director since August 1998
George M. Lieberman................................Director since December 1998
Jay B. Morrison.........................................Director since May 1995
Achi Racov........................................Director since September 1999
Rina Shainski.........................................Director since March 1999
Gil Weiser.............................................Director since July 2000




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